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                                                                EXHIBIT 10.3(a)


                                   AGREEMENT


     This Agreement (this "Agreement") is made as of the 16th day of October, 1996, by and between Playboy Enterprises, Inc. (the "Company") and Anthony J. Lynn ("Employee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Company and Employee are parties to that certain agreement dated May 21, 1992, as amended (the "Employment Agreement"); and

     WHEREAS, the Company and Employee desire to amend the Employment Agreement to incorporate and reflect all amendments to the date of this Agreement and to amend such other provisions of the Employment Agreement as are hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

     1.  Defined Terms.  All capitalized terms used and not otherwise defined
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herein shall have the meanings assigned to such terms in the Employment
Agreement.

     2.  Amendments to Employment Agreement.  The Employment Agreement is hereby
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amended as follows:

     2.01 Paragraphs 3.B., 3.D., 12.C. and 12.E. of the Employment Agreement are hereby terminated and severed from the Employment Agreement, and shall have no further force or effect from and after the date hereof. From and after the date of this Agreement, Employee's rights to any compensation in the nature of Contingent Compensation or Equity Bonuses shall be governed exclusively by the 1996 Playboy Enterprises, Inc. Incentive Compensation Plan for Anthony J. Lynn (the "Plan), a copy of which has been provided to Employee. Employee understands and agrees that his entitlement to Contingent Compensation and Equity Bonuses for periods after June 30, 1996 is subject to, and contingent upon, approval by the Company's stockholders of the Plan at the Company's annual meeting of stockholders scheduled to be held November 13, 1996, and any and all rights thereunder shall be void and of no force and effect should the Company's stockholders not approve the Plan.

     2.02 From and after the date of this Agreement, all references in this Agreement and the Employment Agreement to (a) "Contingent Compensation" shall mean "Post-1997 Contingent Compensation" and "1997 Contingent Compensation" (as defined in the Plan), (b) "Equity Bonus" shall mean and include the terms
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"Post-1997 Equity Bonus" and "1997 Equity Bonus" (as defined in the Plan), (c)
"Equity Disposition Transactions" shall mean and include "Equity Disposition Transaction" and "1997 Equity Disposition Transaction" (as defined in the Plan),
(d) "Pre-tax Profits" shall mean and include "Pre-tax Profits" and "1997 Pre-tax Profits" (as defined in the Plan), and (e) "Profits Base" shall mean "Profits Base" (as defined in the Plan).

          2.03 Paragraph 2 of the Employment Agreement is hereby amended by amending and restating such Paragraph in its entirety as follows:

          "2.  TERM:
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               The term of this Agreement shall commence on July 1, 1996 and shall continue until June 30, 2000 or the date upon which this Agreement is terminated pursuant to the provisions of paragraphs 8 - 11 below, whichever occurs first (the "Employment Term")."

          2.04 Paragraph 3.A. of the Employment Agreement is hereby amended by amending and restating such Paragraph in its entirety as follows:

          "A.  Basic Compensation:  Employee shall receive annual basic
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     compensation as follows ("Basic Compensation") and payable bi-weekly pursuant to the Company's normal payroll practices:

               (i) July 1, 1996 through June 1, 1997 - Five Hundred Twenty-Five Thousand Dollars ($525,000); and

               (ii) July 1, 1997 through June 30, 2000 - Five Hundred Fifty Thousand Dollars ($550,000)."

          2.05 Paragraph 12.D. of the Employment Agreement is hereby amended by amending and restating such Paragraph in its entirety as follows:

          "D. If Employee's employment with the Company is terminated by the Company without cause as provided in Paragraph 10 above, then Employee shall only be entitled to receive, and the Company shall unconditionally pay to Employee without offset of any kind or nature, except as described below, a one-time severance payment equal to your Basic Compensation in the fiscal year in which such termination occurs.

               Any amounts payable to Employee pursuant to this paragraph 12.D. will be reduced by any amounts paid to Employee pursuant to Employee's Change in Control Severance Agreement dated as of June 1, 1992."


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          3.  Miscellaneous.
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          3.01  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          3.02  Ratification.  The Employment Agreement as hereby amended is in
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all respects ratified and confirmed, and, as amended, all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed or caused their duly authorized representatives to execute, this Agreement as of the date first above written.

                                    PLAYBOY ENTERPRISES, INC.



                                By:/s/Howard Shapiro
                                   -------------------------------



                                    /s/Anthony J. Lynn
                                    ------------------------------
                                    Anthony J. Lynn



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